Exhibit 99.5

Instruction to Registered Holder from Beneficial Owner
of
5.750% Senior Notes due 2028
or
6.250% Senior Notes due 2033
of
LKQ CORPORATION
PURSUANT TO THE PROSPECTUS DATED , 2023
To Registered Holder:
The undersigned hereby acknowledges receipt of the Prospectus dated , 2023 (the “Prospectus”) of LKQ Corporation (“LKQ”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), which constitute LKQ’s offer (the “Exchange Offer”) to exchange (a) up to $800,000,000 principal amount of its 5.750% Senior Notes due 2028 (the “2028 Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $800,000,000 principal amount of its issued and outstanding 5.750% Senior Notes due 2028 (the “2028 Original Notes”), and (b) up to $600,000,000 principal amount of its 6.250% Senior Notes due 2033 (the “2033 Exchange Notes” and, together with the 2028 Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act for up to $600,000,000 principal amount of its issued and outstanding 6.250% Senior Notes due 2033 (the “2033 Original Notes” and, together with the 2028 Original Notes, the “Original Notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.
This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.
The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):
$ of 5.750% Senior Notes due 2028.
With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER all Original Notes held by you for the account of the undersigned.

☐	To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered (if any)):
$ of 5.750% Senior Notes due 2028.

☐	NOT to TENDER any Original Notes held by you for the account of the undersigned.
$ of 6.250% Senior Notes due 2033.
With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER all Original Notes held by you for the account of the undersigned.

☐	To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered (if any)):
$ of 6.250% Senior Notes due 2033.

☐	NOT to TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (A) it is acquiring the Exchange Notes issued in the Exchange Offer in the ordinary course of its business, (B) at the time of the commencement of the Exchange Offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes issued in the Exchange Offer in violation of the provisions of the Securities Act, (C) it is not an “affiliate,” as defined in Rule 405 of the Securities Act, of LKQ or any guarantor, and (D) if it is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the undersigned is a broker-dealer (whether or not it is also an “affiliate” of LKQ or any of the guarantors within the meaning of Rule 405 under the Securities Act) that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes issued in the Exchange Offer. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
SIGN HERE

Name of beneficial owner(s) (please print):
Signature(s):
Address:
Telephone Number:
Taxpayer Identification or Social Security Number:
Date: